Exhibit 99.1
L BRANDS REPORTS SECOND QUARTER 2019 RESULTS

- PROVIDES EARNINGS GUIDANCE FOR THIRD QUARTER AND REITERATES
FULL-YEAR EARNINGS GUIDANCE -

COLUMBUS, Ohio, Aug. 21, 2019 - L Brands, Inc. (NYSE: LB) today reported second quarter earnings results.

Reported earnings per share for the second quarter ended Aug. 3, 2019, were $0.14 compared to $0.36 for the quarter ended Aug. 4, 2018. Second quarter operating income was $174.6 million compared to $228.1 million last year, and net income was $37.6 million compared to $99.0 million last year.

The second quarter 2019 reported results include a $39.6 million pretax charge ($0.11 per share) related to the early extinguishment of debt. In June and July, the company redeemed $764 million in outstanding notes maturing between 2020 and 2022 through the issuance of $500 million of new notes maturing in 2029 and the use of $315 million in cash, lowering the company’s total debt by $264 million. Excluding this charge, adjusted earnings per share were $0.24 and adjusted net income was $67.6 million.

At the conclusion of this press release is a reconciliation of reported-to-adjusted results, including a description of the above charge.

The company reported net sales of $2.902 billion for the quarter ended Aug. 3, 2019, compared to sales of $2.984 billion for the quarter ended Aug. 4, 2018. Comparable sales for the 13 weeks ended Aug. 3, 2019, decreased 1 percent compared to the 13 weeks ended Aug. 4, 2018.

The company is projecting a third quarter earnings per share result between ($0.05) and $0.05 and reiterates its guidance for 2019 full-year adjusted earnings per share of $2.30 to $2.60.

Earnings Call and Additional Information
Additional second quarter financial information, including management commentary, is currently available at www.LB.com.  L Brands will conduct its second quarter earnings call at 9:00 a.m. eastern on Aug. 22.  To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978); conference ID 4969364.  For an audio replay, call 1-855-859-2056 (international replay number: 1-404-537-3406); conference ID 4969364 or log onto www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company. The company operates 2,927 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 650 franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com and www.BathandBodyWorks.com.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	liabilities arising from divested businesses;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
SECOND QUARTER 2019

Comparable Sales Increase (Decrease) (Stores and Direct):

	Second Quarter	Second Quarter	Year- to- Date	Year- to- Date
	2019	2018	2019	2018
Victoria's Secret[1]	(6%)	(1%)	(6%)	—%
Bath & Body Works[1]	8%	10%	10%	9%
L Brands[2]	(1%)	3%	(1%)	3%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Second Quarter	Second Quarter	Year- to- Date	Year- to- Date
	2019	2018	2019	2018
Victoria's Secret[1]	(9%)	(5%)	(8%)	(5%)
Bath & Body Works[1]	4%	7%	6%	6%
L Brands[2]	(4%)	(1%)	(3%)	(2%)

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	Second Quarter	Second Quarter	Year- to- Date	Year- to- Date
	2019	2018	2019	2018
Victoria's Secret[1]	$1,232.5	$1,364.8	$2,381.3	$2,600.6
Victoria's Secret Direct	373.1	360.0	735.2	713.6
Total Victoria's Secret	$1,605.6	$1,724.8	$3,116.5	$3,314.2

Bath & Body Works[1]	$882.5	$824.3	$1,596.8	$1,472.9
Bath & Body Works Direct	178.4	139.3	334.8	251.1
Total Bath & Body Works	$1,060.9	$963.6	$1,931.6	$1,724.0

VS & BBW International[2]	$154.5	$145.4	$289.5	$280.6
Other	$80.5	$150.0	$192.7	$290.9
L Brands	$2,901.5	$2,983.8	$5,530.3	$5,609.7

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, direct sales in China, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/2/19	Opened	Closed	at 8/3/19
Victoria's Secret U.S.	957	1	(37)	921
PINK U.S.	141	2	—	143
Victoria's Secret Canada	39	—	—	39
PINK Canada	6	—	—	6
Total Victoria's Secret	1,143	3	(37)	1,109

Bath & Body Works U.S.	1,619	23	(10)	1,632
Bath & Body Works Canada	102	1	—	103
Total Bath & Body Works	1,721	24	(10)	1,735

Victoria's Secret U.K./Ireland	21	—	—	21
PINK U.K.	5	—	—	5
Victoria's Secret Beauty and Accessories	38	6	(5)	39
Victoria's Secret China	15	3	—	18
Total International	79	9	(5)	83
Total L Brands Stores	2,943	36	(52)	2,927

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/2/19	Opened	Closed	at 8/3/19
Victoria's Secret Beauty & Accessories - Travel Retail	164	11	(13)	162
Bath & Body Works - Travel Retail	12	2	—	14
Victoria's Secret Beauty & Accessories	219	4	(8)	215
Victoria's Secret	47	7	—	54
PINK	9	—	—	9
Bath & Body Works	223	12	(2)	233
Total	674	36	(23)	687

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED AUGUST 3, 2019 AND AUGUST 4, 2018
(Unaudited)
(In thousands except per share amounts)
	2019	2018
Net Sales	$2,901,538	$2,983,849
Costs of Goods Sold, Buying and Occupancy	(1,919,300)	(1,924,804)
Gross Profit	982,238	1,059,045
General, Administrative and Store Operating Expenses	(807,637)	(830,908)
Operating Income	174,601	228,137
Interest Expense	(95,110)	(98,332)
Other Income (Loss)	(37,651)	(830)
Income Before Income Taxes	41,840	128,975
Provision for Income Taxes	4,244	29,941
Net Income	$37,596	$99,034

Net Income Per Diluted Share	$0.14	$0.36

Weighted Average Shares Outstanding	278,487	278,723

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
TWENTY-SIX WEEKS ENDED AUGUST 3, 2019 AND AUGUST 4, 2018
(Unaudited)
(In thousands except per share amounts)
	2019	2018
Net Sales	$5,530,347	$5,609,695
Costs of Goods Sold, Buying and Occupancy	(3,614,095)	(3,606,820)
Gross Profit	1,916,252	2,002,875
General, Administrative and Store Operating Expenses	(1,588,306)	(1,619,931)
Operating Income	327,946	382,944
Interest Expense	(194,007)	(196,231)
Other Income (Loss)	(31,499)	570
Income Before Income Taxes	102,440	187,283
Provision for Income Taxes	24,589	40,732
Net Income	$77,851	$146,551

Net Income Per Diluted Share	$0.28	$0.52

Weighted Average Shares Outstanding	278,326	280,155

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	Second Quarter		Year-to-Date
	2019	2018	2019	2018
Details of Special Items - Income (Expense)
Loss on Extinguishment of Debt	$(39,564)	$—	$(39,564)	$—
Special Items included in Other Income (Loss)	$(39,564)	$—	$(39,564)	$—
Tax Effect of Special Items included in Other Income (Loss)	9,532	—	9,532	—
Special Items included in Net Income	$(30,032)	$—	$(30,032)	$—
Special Items included in Earnings Per Diluted Share	$(0.11)	$—	$(0.11)	$—

Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$174,601	$228,137	$327,946	$382,944
Special Items included in Operating Income	—	—	—	—
Adjusted Operating Income	$174,601	$228,137	$327,946	$382,944

Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$37,596	$99,034	$77,851	$146,551
Special Items included in Net Income	30,032	—	30,032	—
Adjusted Net Income	$67,628	$99,034	$107,883	$146,551

Reconciliation of Reported Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share
Reported Earnings Per Diluted Share	$0.14	$0.36	$0.28	$0.52
Special Items included in Earnings Per Diluted Share	0.11	—	0.11	—
Adjusted Earnings Per Diluted Share	$0.24	$0.36	$0.39	$0.52

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2019

In the second quarter of 2019, adjusted results exclude the following:

•
A $39.6 million pre-tax loss ($30.0 million net of tax of $9.5 million), included in other income (loss), associated with the early extinguishment of $764 million in outstanding notes maturing between 2020 and 2022 through the issuance of $500 million of new notes maturing in 2029 and the use of $315 million in cash, lowering total debt by $264 million.

In the first quarter of 2019, there were no adjustments to results.

Fiscal 2018

In the first and second quarter of 2018, there were no adjustments to results.

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com